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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         December 16, 1996
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                        Physician Support Systems, Inc.
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            (Exact name of registrant as specified in its charter)


     Delaware                     33-80731                     13-3624081
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(State or other jurisdiction    (Commission                  (IRS Employer
of incorporation)               File Number)                 Identification No.)


     Route 230 and Eby-Chiques Road, Mt. Joy, PA                      17552
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     (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code        (717) 653-5340
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                                not applicable
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     (Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets.

         On December 16, 1996, PSS C-Care, Inc. ("PSS C-Care"), a Delaware corporation and a wholly owned subsidiary of Physician Support Systems, Inc., a Delaware corporation (the "Company"), purchased all of the capital stock (the "MARS Shares") of each of (i) C-Care, Inc., a New Jersey corporation ("C-Care"),
(ii) H.O.P.E. Enterprises Group, Inc., a New Jersey corporation ("HOPE"), and
(iii) Professional Medical Recovery Service, Inc., a New Jersey corporation ("PMRS", and together with C-Care and HOPE, the "MARS Companies"). The MARS Companies are engaged in the hospital billing, collection and accounts receivable management business.

         The MARS Shares were purchased in exchange for an aggregate consideration consisting of cash in the amount of $7,016,573 and 175,439 shares of common stock, par value $.001 per share, of PSS (the "Common Stock") plus $100,000 to the shareholders of C-Care for their agreement not to compete with the Company or its affiliates, generally for a period of five years. The cash portion of the purchase price was provided by borrowings under the Loan Agreement, dated December 13, 1996, between the Company and its subsidiaries and CoreStates Bank, N.A., as agent for the lenders thereunder.

         In connection with the transaction, certain of the shareholders of the MARS Companies entered into employment agreements with C-Care under which they agreed to be employed by C-Care until December 31, 1999. Additionally, the Company granted the MARS Companies shareholders the right to include their shares of Common Stock acquired in the transaction in certain registrations of Common Stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Businesses Acquired.

         (b) Pro Forma Financial Information.

         As of the date of this Report, it is impracticable to provide the required financial statements and pro forma financial information relating to the MARS Companies. Such statements and information will be filed as soon as they become available, and in any event not later than 60 days after the date this Report is filed with the Securities and Exchange Commission.

         (c) Exhibits.

         (2) Stock Purchase Agreement, dated as of December 13, 1996, among Physician Support Systems, Inc., PSS C-Care, Inc., George J. Weinroth, Herman Mattleman, James Greenberg, Stanley Slipakoff, Anthony J. Mackiewicz, Anthony Diluca, John C. Miller III and Dennis Gaspari (omitting schedules and exhibits thereto, which will be furnished supplementally to the Commission upon request).

         (4) Registration Rights Agreement, dated as of December 13, 1996, among Physician Support Systems, Inc., George J. Weinroth, Herman Mattlemen, James Greenberg, Stanley Slipakoff, Anthony J. Mackiewicz, Anthony Diluca, John C. Miller III and Dennis Gaspari.

        (99) Copy of press release issued by the Company December 17, 1996.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                              PHYSICIAN SUPPORT SYSTEMS, INC.



Date:  December 30, 1996.         By: /s/ David S. Geller
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                                     David S. Geller
                                     Senior Vice President and Chief
                                       Financial Officer


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                                 EXHIBIT INDEX

         Exhibit 2

         Stock Purchase Agreement, dated as of December 13, 1996, among Physician Support Systems, Inc., a Delaware corporation, PSS C-Care, Inc., a Delaware corporation and a wholly owned subsidiary of PSS, George J. Weinroth, Herman Mattleman, James Greenberg, Stanley Slipakoff, Anthony J. Mackiewicz, Anthony Diluca, John C. Miller III and Dennis Gaspari (omitting schedules and exhibits thereto).

         Exhibit 4

         Registration Rights Agreement, dated as of December 13, 1996, among Physician Support Systems, Inc., George J. Weinroth, Herman Mattleman, James Greenberg, Stanley Slipakoff, Anthony J. Mackiewicz, Anthony Diluca, John C. Miller III and Dennis Gaspari.

         Exhibit 99

         Copy of press release issued by the Company December 17, 1996.


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